UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934
Date of Report (Date of earliest reported): August 19, 2011
KIRKLAND’S, INC.
(Exact name of registrant as specified in charter)

Tennessee	000-49885	62-1287151

(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)
2501 McGavock Pike
Suite 1000
Nashville, Tennessee 37214
(Address of principal executive offices; including Zip Code)
(615) 872-4800
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Results of Operations and Financial Condition.
     On August 19, 2011, Kirkland’s, Inc. (the “Company”) entered into an Amended and Restated Credit Agreement, dated as of August 19, 2011 (the “Amended and Restated Credit Agreement”), by and among the Company which, together with one of its subsidiaries, serves as a guarantor thereunder, the remaining of the Company’s subsidiaries as borrowers (the “Borrowers”), Bank of America, N.A. as administrative agent and collateral agent and the lenders named therein. The Amended and Restated Credit Agreement increases the Company’s senior secured revolving credit facility from $45 million to $50 million and extends its maturity date to August 2016 (the “Credit Facility”). The Credit Facility will bear interest at an annual rate equal to LIBOR plus a margin ranging from 175 to 225 basis points with no LIBOR floor.
     Pursuant to the Amended and Restated Credit Agreement, borrowings under the Credit Facility are subject to certain customary conditions and contain customary events of default, including, without limitation, failure to make payments, a cross-default to certain other debt, breaches of covenants, breaches of representations and warranties, a change in control, certain monetary judgments and bankruptcy and ERISA events. Upon any such event of default, the principal amount of any unpaid loans and all other obligations under the Amended and Restated Credit Agreement may be declared immediately due and payable. The maximum availability under the Credit Facility is limited by a borrowing base which consists of a percentage of eligible inventory and eligible credit card receivables, less reserves.
     Also on August 19, 2011, the Company entered into an Amended and Restated Security Agreement, dated as of August 19, 2011 (the “Amended and Restated Security Agreement”), by and among the Company and all of its subsidiaries as grantors (the “Grantors”) and Bank of America, N.A. as agent (the “Agent”). Pursuant to the Amended and Restated Security Agreement, the Grantors pledged and granted to the Agent, for the benefit of itself and the secured parties specified therein, a lien on and security interest in all of the right, title and interest in substantially all of the assets of the Company and the other Grantors to secure the payment and performance of the obligations under the Amended and Restated Credit Agreement.
     The Company and its subsidiaries entered into the Amended and Restated Credit Agreement and the Amended and Restated Security Agreement to amend and restate the previous Loan and Security Agreement, dated as of October 4, 2004 (the “Loan and Security Agreement”) and amended on August 6, 2007, by an among the Company and certain of its subsidiaries as borrowers, Bank of America, N.A. (as successor in interest to Fleet Retail Group, Inc.) as agent, Fleet Retail Group, Inc. and Wells Fargo Retail Finance LLC as facility co-agents and the lenders named therein. The Loan and Security Agreement and the amendment thereto have been previously filed with the Securities Exchange Commission.
     The foregoing descriptions of the Amended and Restated Credit Agreement and the Amended and Restated Security Agreement do not contain complete summaries thereof and are qualified in their entirety to the full text of those agreements which are filed herewith as Exhibits 10.1 and 10.2, respectively, and are incorporated to this Item 1.01 by reference.

Item 2.02	Results of Operations and Financial Condition.
     On August 19, 2011, the Company issued a press release and conducted a conference call announcing its sales and earnings results for its second fiscal quarter ended June 30, 2011 and certain other information (the “Press Release”). A copy of the Press Release and a transcript of the conference call conducted by the Company are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and are being furnished, not filed, under item 2.02 of this Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information set forth in Item 1.01 hereto is incorporated herein by reference.

Item 8.01	Other Events.
     On August 19, 2011, the Company announced that its Board of Directors authorized a stock repurchase plan providing for the purchase in the aggregate of up to $40 million of the Company’s outstanding common stock from time to time until February 2013. The timing, price and volume of repurchases will be based on market conditions, relevant securities laws and other factors. The stock repurchases may be made from time to time on the open market or in privately negotiated transactions. The stock repurchase program does not require the Company to repurchase any specific number of shares, and the Company may terminate the repurchase program at any time. A copy of the Press Release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Exhibit Title
10.1	Amended and Restated Credit Agreement, dated as of August 19, 2011, by and among Kirkland’s, Inc., the borrowers named therein, Bank of America, N.A. as agent and the lenders named therein.

10.2	Amended and Restated Security Agreement, dated as of August 19, 2011, by and among Kirkland’s, Inc., the other guarantors named therein, Bank of America, N.A. as agent and the lenders named therein.

99.1	Press Release, dated August 19, 2011, announcing the Company’s second fiscal quarter financial results and other information.

99.2	Transcript of the August 19, 2011 conference call conducted by the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIRKLAND’S, INC.
Date: August 23, 2011	By:	/s/ W. Michael Madden
		Name:	W. Michael Madden
		Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Exhibit Title
10.1	Amended and Restated Credit Agreement

10.2	Amended and Restated Security Agreement

99.1	Press Release, dated August 19, 2011, announcing the Company’s second fiscal quarter financial results and other information.

99.2	Transcript of the August 19, 2011 conference call conducted by the Company.